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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12
GB&T BANCSHARES, INC.
Name of the Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501

September 20, 2004

Dear Fellow Shareholder:

        The Board of Directors of GB&T Bancshares, Inc. has called a special meeting of shareholders to be held at 4:30 p.m. on Wednesday, October 13, 2004 at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia for the purpose of amending the Company's Articles of Incorporation to eliminate shareholders' preemptive rights to acquire shares of the Company's common stock as more fully set forth in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

        Enclosed with this letter is a notice of the special meeting, our Proxy Statement, and a proxy card. The Proxy Statement contains information about actions to be taken at the meeting. We encourage you to review these materials so you will be fully informed about the matters that will be considered at the meeting. GB&T Bancshares, Inc. is subject to the rules and regulations of the Securities Exchange Act of 1934, including those relating to the solicitation of proxies.

        To ensure that your shares are voted at the meeting, please complete, date, sign, and return the proxy card in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

        We encourage you to attend this special meeting of shareholders.

Very truly yours,

Philip A. Wilheit, Chairman of the Board of Directors

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on October 13, 2004

        A Special Meeting of Shareholders (the "Special Meeting") of GB&T Bancshares, Inc. (the "Company") will be held at the Company's main offices, located at 500 Jesse Jewell Parkway, S.E. Gainsesville, Georgia, on Wednesday, October 13, 2004, at 4:30 p.m., local time, for the following purposes:

    1.
    To amend the Company's Articles of Incorporation to eliminate shareholders' preemptive rights to acquire shares of the Company's common stock; and

    2.
    To consider such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

        The Board of Directors has set September 8, 2004 as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

        A Proxy Statement and proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly in the enclosed business reply envelope. If you attend the Special Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors

Richard A. Hunt President and Chief Executive Officer

Gainesville, Georgia
September 20, 2004

        YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY "FOR" AMENDMENT OF THE ARTICLES OF INCORPORATION AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. PROXY CARDS MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE SPECIAL MEETING.

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To be held on October 13, 2004

SOLICITATION OF PROXIES

        This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of GB&T Bancshares, Inc., a Georgia corporation (the "Company"), of proxies from the shareholders of the Company for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Wednesday, October 13, 2004 at 4:30 p.m., local time, at the Company's main offices, located at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, or any adjournment or postponement thereof.

        In addition to this solicitation by mail, the directors, officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee of approximately $10,000. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Special Meeting will be borne by the Company.

        At the Special Meeting, shareholders will be asked to vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to eliminate shareholders' preemptive rights to acquire shares of the Company's common stock.

        This Proxy Statement and the enclosed proxy card are being mailed to the Company's shareholders on or about September 20, 2004.

REVOCATION OF PROXIES

        The enclosed proxy card is for use at the Special Meeting if a shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Special Meeting. The Board of Directors encourages each shareholder to personally attend the Special Meeting, even if he or she has returned a proxy, which may be revoked by attending the Special Meeting and voting in person. A shareholder may also revoke his or her proxy at any time before the shares it represents are voted at the Special Meeting, by delivering either a written revocation or a duly executed proxy bearing a later date to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503, or by hand-delivery to the main office of the Company at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, to the attention of Alan A. Wayne, Secretary.

        Proxies in the accompanying form, duly executed and returned to the Company, and not revoked, will be voted at the Special Meeting unless the shareholder attends the Special Meeting and votes in person. Proxies received by the Company will be voted in accordance with the instructions given on the enclosed form of proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the proposal described in this Proxy Statement. In addition, shares represented by signed proxies will be voted in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Special Meeting or at any adjournment or postponement thereof.

VOTING AND OUTSTANDING STOCK

        Only shareholders of record at the close of business on September 8, 2004, the record date, will be entitled to notice of and to vote at the Special Meeting. As of the record date, there were 10,047,668 shares of common stock of the Company issued and outstanding. The common stock is the only outstanding class of equity securities of the Company.

        A quorum for the transaction of business at the Special Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Special Meeting present in person or represented by proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Special Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Special Meeting.

        With respect to Proposal One, approval of the amendment to the Articles of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of the Company. The failure of a shareholder to submit a proxy or to vote in person at the Special Meeting, as well as abstentions and broker non-votes, will have the same effect as a vote "against" this proposal. As such, it is important that shareholders complete and return the enclosed proxy card if he or she is unable to attend the Special Meeting. If there are not sufficient votes for approval of the amendment to the Articles of Incorporation at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the shares of the Company's common stock owned as of September 8, 2004, (i) by each of the Company's directors and executive officers, and (ii) by all of the Company's directors and executive officers as a group. To the Company's knowledge, there are no shareholders who beneficially own more than 5% of the Company's common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Larry B. Boggs	89,804	(3)	*
L. S. "Casey" Cagle	18,635	(4)	*
Dr. John W. Darden	161,767	(5)	1.6%
William A. Foster, III	92,569	(6)	*
Bennie E. Hewett	82,340	(7)	*
Richard A. Hunt	93,326	(8)	*
James L. Lester	76,843	(9)	*
Dr. T. Alan Maxwell	69,666	(10)	*
James H. Moore	6,162	(11)	*
Samuel L. Oliver	92,374	(12)	*
Alan A. Wayne	20,159	(13)	*
Philip A. Wilheit	206,462	(14)	2.1
Gregory L. Hamby	24,992	(15)	*
All directors and executive officers as a group (13 persons)	1,035,099	(16)	10.2%

*
Represents less than 1% of the Company's outstanding shares.

(1)
Under the rules of the U.S. Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)
Based on 10,047,668 shares outstanding as of September 8, 2004. Shares underlying outstanding stock options or warrants held by the person indicated and exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)
Includes 131 shares owned by B&W Properties Inc. and 13,329 shares owned by Benchmark International Inc. Mr. Boggs is President of both entities.

(4)
Includes currently exercisable options to purchase 9,800 shares.

(5)
Includes 13,437 shares owned by Dr. Darden's wife and an aggregate of 57,045 shares which are held in two individual retirement accounts for Dr. Darden's benefit.

(6)
Includes 26,457 shares held in an individual retirement account for Mr. Foster's benefit. Also includes currently exercisable options to purchase 14,541 shares.

(7)
Includes 1,714 shares held by Mr. Hewett's children, an aggregate of 10,981 shares held in individual retirement accounts for Mr. Hewett's benefit, 47,372 shares held by Citizens Family Partnership, 2,918 shares held by Life of Georgia Credit Reinsurance, and 10,601 shares held by Citizen Reinsurance. Mr. Hewett shares voting power over the shares held by his children. Mr. Hewett shares investment and voting power over the shares held by Citizens Family Partnership. Also includes currently exercisable options to purchase 7,813 shares.

(8)
Includes 24,095 shares held in an individual retirement account for Mr. Hunt's benefit. Also includes currently exercisable options to purchase 13,750 shares and 781 shares owned jointly with his mother.

(9)
Includes 43,267 shares owned by J.L. Lester and Son, 1,250 shares owned by RR Lester LLP, 153 shares owned by Mr. Lester and Beth Lester as joint tenants, and 378 shares owned by the Estate of Raymond Lester. Includes 26,113 shares held in two individual retirement accounts for Mr. Lester's benefit.

(10)
Includes 34,153 shares held in an individual retirement account for Mr. Maxwell's benefit and 2,377 shares held in an individual retirement account for his wife's benefit. Also includes 2,351 shares held by Mr. Maxwell's mother, for whom he serves as co-legal guardian.

(11)
Includes 677 shares held by Mr. Moore's wife and 381 shares held in an individual retirement account for Mr. Moore's benefit.

(12)
Includes 15,718 shares owned by Mr. Oliver's wife, 55,393 shares held by the Hulsey Oliver & Mahar 401(k) Plan for the benefit of Mr. Oliver, and 312 shares held by the Hulsey & Oliver Building Company, in which Mr. Oliver is a 50% partner. Also includes currently exercisable options to purchase 5,619 shares. Does not include 1,717 shares held by Mr. Oliver's son, for whose shares he disclaims beneficial ownership.

(13)
Includes 1,957 shares owned by Mr. Wayne's wife. Also, includes currently exercisable options to purchase 7,813 shares and 4,118 shares held in an individual retirement account for Mr. Wayne's benefit.

(14)
Includes 14,651 shares owned by Mr. Wilheit's wife and 7,624 shares held by the Wilheit Family Partnership. Mr. Wilheit shares investment and voting power over the shares held by Wilheit Family Partnership. Also includes currently exercisable options to purchase 7,813 shares.

(15)
Includes currently exercisable options to purchase 18,125 shares. Includes 270 shares held by Mr. Hamby's children and 312 shares which are held in an individual retirement account for Mr. Hamby's benefit. Mr. Hamby shares investment and voting power over the shares held by his children.

(16)
Includes currently exercisable options to purchase 85,274 shares.

PROPOSAL ONE:
APPROVAL OF AMENDMENT
TO ARTICLES OF INCORPORATION
TO ELIMINATE PREEMPTIVE RIGHTS
(Item 1 on the Proxy Card)

        Under Georgia law, shareholders of a corporation incorporated after July 1, 1989 do not have preemptive rights unless the corporation's articles of incorporation provide otherwise. In June 1998, when we formed the Company as the bank holding company for Gainesville Bank & Trust, the Board of Directors determined that our Articles of Incorporation should provide for preemptive rights. Accordingly, Article 8 of our Articles of Incorporation provides that "the shareholders shall be entitled to preemptive rights pursuant to O.C.G.A. § 14-2-630(c), except as is otherwise limited by law." If a corporation's shareholders have preemptive rights, it means that before the corporation may issue additional shares, subject to certain exceptions, each shareholder must be given the opportunity to acquire a proportional amount of the additional shares to be issued, allowing each shareholder, if he or she chooses, to maintain his or her ownership percentage.

        We are proposing to amend the Company's Articles of Incorporation to delete Article 8 in its entirety, thus eliminating our shareholders' preemptive rights. Doing so would provide the Board of Directors with greater flexibility to raise additional capital without first offering shares to existing shareholders. A copy of the proposed amendment is attached to this Proxy Statement as Appendix A.

Reasons for Amendment

        Preemptive rights are often beneficial for privately held corporations. However, in the case of larger, publicly held corporations, such as the Company, preemptive rights become impractical, as public corporations normally have a much larger number of shareholders than private corporations, and the shareholders of a public corporation are constantly changing. At one time, when the Company's common stock was more closely held, allowing shareholders to purchase unissued shares prior to an offering was a feasible process and even beneficial to our shareholders. However, the Company is now a widely held public corporation, with over 2,000 shareholders in many different communities, and anyone can purchase shares of our common stock on the Nasdaq National Market. As such, honoring the preemptive rights would be very burdensome and, due to the relatively small percentage of all of the shares held by each individual shareholder, less beneficial than it might once have been. Furthermore, because of similar reasons, it is uncommon for shareholders in a publicly held corporation to have preemptive rights.

        Under Georgia law, the shareholders of a corporation with preemptive rights may acquire proportional amounts of the corporation's unissued shares upon the Board's decision to issue additional shares of common stock. However, there are certain exceptions to the application of preemptive rights. Georgia law provides that shareholders do not have preemptive rights with respect to the issuance of:

  •
  shares issued as a share dividend;

  •
  fractional shares;

  •
  shares issued to effect a merger or share exchange; and

  •
  shares issued as compensation to directors, officers and employees (including shares issued upon the exercise of options) upon terms and conditions approved by the corporation's shareholders.

        Accordingly, the past issuances of common stock in connection with our acquisitions and pursuant to our stock option plan were outside the coverage of the preemptive rights statute. However, as the Company seeks to continue its expansion strategy, it will need to raise additional capital by returning to the equity markets.

        The Board of Directors does not believe that preemptive rights continue to serve the best interests of the Company's shareholders. For example, from time to time it may be advisable for the Company to offer or sell unissued shares of stock to investors to obtain capital to finance expansion of the Company's operations through future acquisitions or otherwise. Preemptive rights would delay any sale of stock to the public and, because we could not determine how many shareholders would exercise preemptive rights, render the size of a public offering uncertain. These delays and uncertainties might discourage an underwriter from assisting the Company in obtaining such financing. Additionally, it would be costly to notify each shareholder of a public corporation of each proposed sale of securities by the corporation and of the shareholder's right to acquire a proportionate number of the shares proposed to be sold. The additional legal, accounting and administrative expenses associated with such notifications would impact the Company's ability to access the equity markets in a cost effective manner. The Company, however, would not be prevented from offering shares to its existing shareholders first if the Board concluded it was in the Company's best interests to do so.

        With the elimination of preemptive rights, the Board of Directors will be able to respond more efficiently to market conditions and use its shares of stock, when appropriate, to fund future growth. In order to continue its expansion and growth strategy and to fund anticipated growth, the Company intends to seek additional equity financing through the sale of its common stock in a public or private offering in the near future. The amount, terms and timing of any such offering will be determined by the Board of Directors and will depend upon the market conditions existing at the time of such offering.

        If this proposal is adopted, shareholders of the Company will not have a preemptive right to purchase unissued shares or rights to purchase unissued securities of the Company prior to the Company's offer of such securities to other persons. This would allow the Board of Directors to authorize the issuance and sale of stock in a variety of transactions to persons who may not be existing shareholders of the Company. Such sales could be issued in any amount authorized by the Board of Directors out of authorized but unissued shares and could be made to persons who would, thereafter, acquire substantial ownership of the Company. The proposal does not give rise to any shareholder dissenters' rights under Georgia law.

Vote Required

        Approval of the amendment to the Articles of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of the Company. The failure of a shareholder to submit a proxy or to vote in person at the Special Meeting, as well as abstentions and broker non-votes, will have the same effect as a negative vote "against" this proposal.

THE BOARD OF DIRECTORS RECOMMENDS TO THE COMPANY'S SHAREHOLDERS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Special Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Special Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

        Proposals of shareholders intended to be presented at the Company's 2005 annual meeting of shareholders must be received by the Company by December 10, 2004 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. Such proposals should be directed to the attention of Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2005 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 2, 2005, and advises shareholders in the 2005 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 2, 2005. Notices of intention to present proposals at the 2005 annual meeting of shareholders should be addressed to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

ANNUAL REPORTS

        Consolidated financial statements for the Company are included in the Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 Form 10-K") filed with the SEC, 450 Fifth Street, N.W., Washington, DC 20549. Additional copies of the 2003 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to GB&T Bancshares, Inc., Attention Secretary, P.O. Box 2760, Gainesville, Georgia 30503. A copy of the 2003 Form 10-K is also available on the SEC's Internet site at http://www.sec.gov or on our website at http://www.gbt.com.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this Proxy Statement are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about the Company's expansion strategy, the Company's intent to seek additional equity financing and other statements that are not historical facts. When we use words like "anticipate", "believe", "intend", "expect", "estimate", "could", "should", "will", and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (5) costs or difficulties related to the integration of our businesses, may be greater than expected; (6) deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; (7) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (8) adverse changes may occur in the equity markets. You should refer to the risks detailed in our periodic and current reports filed with the Securities and Exchange Commission for specific factors which could cause our actual results to be significantly different from those expressed or implied by these forward-looking statements. Many of such factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this Proxy Statement, whether as a result of new information, future events or otherwise.

APPENDIX A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GB&T BANCSHARES, INC.

I.

        The name of the corporation is: GB&T Bancshares, Inc. (the "Corporation").

II.

        Effective the date hereof, Article 8 of the Articles of Incorporation of the Corporation is hereby deleted in its entirety.

        All other provisions of the Articles of Incorporation shall remain in full force and effect.

III.

        The amendment was duly adopted by the Board of Directors on September 7, 2004 and approved by the shareholders of the Corporation pursuant to O.C.G.A. § 14-2-1003.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed and attested by its duly authorized officers this            day of October, 2004.

GB&T BANCSHARES, INC.

By:

Name:
Title:
ATTEST:

By:

Name:
Title:

A-1

REVOCABLE PROXY
GB&T BANCSHARES, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, being a shareholder of the Common Stock of GB&T Bancshares, Inc. (the "Company"), acknowledges receipt of the notice of the special meeting of shareholders of the Company to be held on October 13, 2004, and the within proxy statement, and appoints Richard A. Hunt and Gregory L. Hamby, and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned to the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the special meeting of the Company, as stated, and at any adjournment and adjournments thereof, and to vote all shares of Common Stock held by the undersigned and entitled to be voted upon the following matters (Management recommends a "For" vote on item number 1):

		For	Against	Abstain
1.	Approval of the amendment to the Company's Articles of Incorporation to eliminate shareholders' preemptive rights to acquire shares of the Company's Common Stock.	☐	☐	☐
2.	Other matters to come before the meeting.

        The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ITEM NUMBER 1.

        Please sign exactly as your name appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

Please be sure to sign and date this Proxy in the box below	Date	, 2004

Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GB&T BANCSHARES, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED

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REVOCATION OF PROXIES
VOTING AND OUTSTANDING STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS (Item 1 on the Proxy Card)
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING
ANNUAL REPORTS
FORWARD-LOOKING STATEMENTS
APPENDIX A ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF GB&T BANCSHARES, INC.